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                                                           EXHIBIT 10.43

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT is entered into as of the 20th of June, 1996, between DOUBLETREE HOTELS CORPORATION, an Arizona corporation ("Assignor") and PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P., a Virginia limited partnership ("Assignee").

     Assignor assigns and transfers to Assignee all right, title, and interest of Assignor under that certain Purchase and Sale Agreement dated as of February 29, 1996, as amended on March 18, 1996, April 5, 1996, May 2, 1996, May 3, 1996,
May 24, 1996, May 28, 1996, and May 29, 1996 (collectively, the "Agreement"), between Assignor, as buyer, and I and P Corporation Colorado ("Seller"), a Colorado corporation, as seller, with respect to the property located in Westminster, Adams County, Colorado, which is described on Exhibit A attached hereto (the "Property"), together with Assignor's rights to the Deposit (as defined in the Agreement) and the $10,000 Payment (as defined in the Agreement). This Assignment is made without representation, warranty or recourse of any kind, except that Assignor represents and warrants that it is the owner of all of the purchaser's right, title and interest under the Agreement, that it has not previously sold, transferred, pledged, mortgaged or hypothecated its right, title, or interest under the Agreement, that the copy of the Agreement provided by Assignor to Assignee is true and correct and has not been modified, amended, or canceled, except as disclosed to Assignee in writing, that Assignor is not in breach of the Agreement, that to the best of Assignor's knowledge, Seller is not in breach of the Agreement, and that there has been no waiver of any of the material terms, covenants or conditions of the Agreement by Assignor.

     Assignee assumes all obligations of Assignor which are to be performed under the Agreement from and after the date of this Assignment and agrees to indemnify, defend and hold harmless Assignor and its officers, directors, and employees from and against all liabilities and losses arising thereunder with respect to obligations to be performed from and after the date of this Assignment.

     Assignee shall pay to Assignor at the closing of the conveyance of the Property to Assignee the sum of $240,000.00 plus interest from February 29, 1996, through the date of payment at the rate of interest which said sum is earning in the interest-bearing account in which Escrow Agent (as defined in the Agreement) deposited said sum pursuant to the Agreement (the "Deposit Reimbursement") plus the sum of Eighty-Six Thousand Dollars ($86,000), in reimbursement to Assignor for the legal fees and expenses, environmental consultant fees, architectural and engineering fees, and other out of pocket expenses incurred by Assignor in connection with its negotiation of the Agreement and due diligence analysis of the Property (the "Due Diligence Fee"), together with the sum of $10,000, representing reimbursement of the non-refundable $10,000 Payment (as defined in section 3 of the Agreement). If the conveyance does not close [for any reason], Assignee shall pay the Deposit Reimbursement to Assignor on or before August 1, 1996, but shall have no obligation to pay the $86,000 Due Diligence Fee or the $10,000 Payment unless the failure to close is due to a default by Assignee under the Agreement, in which event Assignee shall also pay the $86,000 Due Diligence Fee on or before August 1, 1996.
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     Assignor assigns to Assignee all rights of Assignor to the $10,000 Payment and the Deposit, as those terms are defined in Section 3 of the Agreement and authorizes Escrow Agent to pay the Deposit and Seller to pay the $10,000 Payment to or for the benefit of Assignee as permitted by the Agreement to the same extent as if Assignee were the original purchaser under the Agreement.

     Notwithstanding anything to the contrary contained in the Agreement or this Amendment, Assignee, not Assignor, will be solely responsible for any sums, not to exceed $200,000, to be paid or refunded to Seller under paragraph 6 of the Seventh Amendment to Purchase and Sale Agreement dated May 29, 1996, between Seller and Assignor.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed and delivered on the day and year first written above.


                                        Assignor

                                        DOUBLETREE HOTELS CORPORATION,
                                        an Arizona corporation

                                        By: /s/ David A. Sherf
                                            ----------------------------------
                                            David A. Sherf
                                            Senior Vice President New Business

                                        Assignee

                                        PATRIOT AMERICAN HOSPITALITY
                                        PARTNERSHIP, L.P., a Virginia
                                        limited partnership

                                        By: PAH GP, Inc., a Virginia corporation

                                            By: /s/ Michael Mungim
                                                --------------------------------

                                            Name: Michael Mungim
                                                 -------------------------------

                                            Title: VP
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